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                                                               Exhibit 23.5

                  INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors of
  Pharmacia & Upjohn, Inc.:

      We consent to the incorporation by reference in the Registration Statement on Form S-8 of Pharmacia & Upjohn, Inc. of our report dated August 21, 1995 relating to the consolidated balance sheet of Pharmacia & Upjohn, Inc. as of August 21, 1995 which report appears in the Registration Statement on Form S-4 of Pharmacia & Upjohn, Inc.



                                          /s/ KPMG Peat Marwick LLP


Short Hills, New Jersey
October 27, 1995